Exhibit 10.3
EQUITY COMMITMENT AGREEMENT
December 20, 2009
Ladies and Gentlemen:
          Subject to the approval of this Equity Commitment Agreement (this “Agreement”) by the Bankruptcy Court (as defined below), Tronox Incorporated, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the “Company”), proposes to implement a plan of reorganization (the “Plan”), pursuant to which, inter alia, a newly formed, wholly-owned subsidiary of the Company (“New Tronox”) will offer and sell shares of its new common stock, par value $0.01 per share (the “New Common Stock”), pursuant to a rights offering (the “Rights Offering”) whereby each holder of Senior Notes (as defined below) and any other holder of an allowed unsecured claim against the Debtors (other than Environmental Claims) (each, a “Claim”), who is an institutional “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and who holds a Claim in excess of $25,000 (each, an “Eligible Holder”), as of the date (the “Record Date”) fixed by the Bankruptcy Court for the solicitation of acceptances and rejections of the Plan, shall be offered the right (each, a “Right”) to purchase up to its pro rata share, based on the amount of such Claim (the “Holder Pro Rata Share”), of 10,096,154 shares of New Common Stock (each, a “Share”, and collectively, the “Offered Shares”) at a purchase price of $10.40 per Share (the “Purchase Price”). Terms not otherwise defined herein shall have the meaning ascribed to such terms in Attachment A.
          WHEREAS, in order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, each of the parties set forth on Schedule 1 hereto (collectively, the “Backstop Parties”), hereby severally (and not jointly or jointly and severally) commits to purchase on the effective date of the Plan (the “Effective Date”), and the Company commits to cause New Tronox to sell, for the Purchase Price per share, that percentage of the Unsubscribed Shares (as defined below) set forth opposite such Backstop Party’s name on Schedule 1 (the “Commitment Percentage”). For purposes of this Agreement, “Unsubscribed Shares” shall mean the Offered Shares not purchased by Eligible Holders in the Rights Offering on or before the Expiration Time (as defined below).
          WHEREAS, the Company will conduct the Rights Offering pursuant to the Plan, which shall include the terms set forth in the term sheet attached hereto as Exhibit A, (the “Term Sheet”) and such other terms and conditions as (i) the Company, (ii) the Ad-Hoc Committee (the “Committee”) of holders of the 9.5% senior unsecured notes (the “Senior Notes”) issued under the Indenture, dated November 28, 2005, between Tronox Worldwide LLC, as issuer, and Citibank N.A., as indenture trustee, and any other Backstop Party, (iii) the United States of America (the “United States”) and (iv) the official committee of unsecured creditors of Tronox (the “UCC”) deem necessary or desirable and which terms shall not (a) adversely affect the obligations or rights of the Backstop Parties hereunder, (b) cause any representation or warranty contained herein to be incorrect or (c) be inconsistent with the terms of the Term Sheet, and which Rights Offering shall be approved by the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) administering the Company’s and certain of its

Subsidiaries’ (collectively, the “Debtors”) chapter 11 proceedings (the “Chapter 11 Cases”) under the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq., (the “Bankruptcy Code”).
          WHEREAS, simultaneously with the delivery of this Agreement, (i) the Company, each of the Backstop Parties, the UCC and certain other parties have entered into the Plan Support Agreement, attached hereto as Exhibit B (the “Plan Support Agreement”) and (ii) the Credit Agreement has been entered into.
          NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and the Backstop Parties hereby agree as follows:
1. The Rights Offering. The Rights Offering will be conducted as follows:
     (a) Subject to the terms and conditions of this Agreement, the Company hereby undertakes to cause New Tronox to offer Shares for subscription by holders of Rights as set forth in this Agreement.
     (b) In connection with the Plan, the Company shall issue Rights to purchase 10,096,154 Shares in the aggregate. Each Eligible Holder as of the Record Date will receive a Right to purchase up to its Holder Pro Rata Share of the Offered Shares at the Purchase Price per Share. The ballot form(s) (the “Ballots”) distributed to Eligible Holders in connection with the solicitation of acceptance of the Plan shall provide a means whereby each Eligible Holder may exercise its Right. The Rights may be exercised during a period (the “Rights Exercise Period”) specified in the Plan, which period will commence on the date the Ballots are distributed and will end at the Expiration Time. For the purposes of this Agreement, the “Expiration Time” means 5:00 p.m., New York City time, on the 20th calendar day (or if such day is not a Business Day, the next Business Day) from and including the date the Ballots are distributed under the Plan, or such later date as the Company, subject to the approval of the Required Backstop Parties (as defined below), may specify in a notice provided to the Backstop Parties before 9:00 a.m., New York City time, on the Business Day before the then-effective Expiration Time. For the purposes of this Agreement, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. Subject to the approval of this Agreement by the Bankruptcy Court, the Plan shall provide that in order to exercise a Right, each Eligible Holder, other than the Backstop Parties, shall, prior to the Expiration Time, (i) return a duly executed Ballot to the Subscription Agent (as defined below), which indicates the election of such Eligible Holder to purchase Shares and such Eligible Holder’s vote to accept the Plan, and (ii) pay an amount equal to the full aggregate Purchase Price for the number of Shares elected to be purchased by such Eligible Holder by wire transfer of immediately available funds reasonably in advance of the date on which the hearing to confirm the Plan is scheduled to commence, but in no event no less than ten (10) Business Days prior to the Effective Date, to an escrow account established by the Company or New Tronox for the Rights Offering.
     (c) The Rights will not be transferrable, and can be exercised in part or in full.

     (d) New Tronox will issue the Shares to the Eligible Holders with respect to which Rights were validly exercised by such holder, upon the Effective Date. If the exercise of a Right would result in the issuance of a fractional share of New Common Stock, then the number of shares of New Common Stock to be issued in respect of such Right will be calculated to one decimal place and rounded down to the next lower whole share.
     (e) The Plan will provide that the Company, New Tronox or the Subscription Agent will give notice to each Eligible Holder with respect to which Rights were validly exercised by such holder, advising them of (i) the number of whole shares of New Common Stock that they are bound to purchase pursuant to the Rights Offering, and the aggregate Purchase Price thereof and (ii) the date or time after the notice by which a wire transfer of such aggregate Purchase Price must be received and (iii) wire transfer instructions for wiring such aggregate Purchase Price to the subscription agent for the Rights Offering (the “Subscription Agent”) or another person designated by the Company or New Tronox.
     (f) If the Subscription Agent for any reason does not receive from an Eligible Holder both a timely and duly completed Ballot and timely payment of such holder’s Purchase Price prior to the Expiration Time, the Plan shall provide that such Eligible Holder shall be deemed to have irrevocably relinquished and waived its right to participate in the Rights Offering.
     (g) The Company hereby agrees and undertakes to give or cause New Tronox to give, or instruct the Subscription Agent to give, the Backstop Parties, by electronic facsimile transmission or by electronic mail, a notice conforming to the requirements specified herein of either (i) the number of Unsubscribed Shares and the aggregate Purchase Price therefor (each, a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the Backstop Commitment (as defined below) is terminated (each, a “Satisfaction Notice”) as soon as practicable after the Expiration Time and, in any event, not less than seven (7) Business Days prior to the Effective Date (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).
     (h) The Company and New Tronox will prepare an offering memorandum for the Rights Offering, which offering memorandum shall be used for purposes of offering the Offered Shares pursuant to the Rights, and which shall be reasonably acceptable to the Required Backstop Parties in all material respects.
     (i) The Offered Shares will be issued without registration under the Securities Act in reliance upon the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.
     (j) Notwithstanding anything to the contrary in this Agreement, in the event an Eligible Holder fails to vote to accept the Plan, or otherwise objects to the Plan or files with the Bankruptcy Court an objection, motion or any other type of writing without the consent of Required Backstop Parties, such Eligible Holder shall have no right to receive any Offered Shares pursuant to the Rights Offering or otherwise.

2. The Backstop Commitment.
     (a) Subject to the conditions set forth in Section 7, each Backstop Party agrees, severally (and not jointly or jointly and severally), to subscribe for and purchase on the Effective Date, and the Company agrees to cause New Tronox to sell and issue, at the aggregate Purchase Price therefor, such Backstop Party’s Commitment Percentage of Unsubscribed Shares as of the Expiration Time (the “Backstop Commitment”).
     (b) Subject to the entry of a final, non-appealable Confirmation Order (as defined below) in accordance with the Term Sheet, New Tronox will pay to the Backstop Parties an aggregate backstop commitment fee of 403,846 shares of New Common Stock, representing four percent (4%) of the Offered Shares (the “Backstop Fee”), distributed in accordance with the Commitment Percentage, to compensate each such Backstop Party for the risk of its undertakings herein. The Backstop Fee will be earned upon the execution of this Agreement, will be payable on the Effective Date, whether or not any Unsubscribed Shares are purchased pursuant to the Backstop Commitment and will be nonrefundable when paid. Notwithstanding the foregoing, if the Effective Date should not occur and this Agreement is terminated in accordance with the provisions hereof, (i) the Backstop Fee shall be paid in cash on the date of such termination, if terminated by the Company, and within two (2) Business Days if terminated by the Backstop Parties, and shall be an amount equal to four percent (4%) of the Purchase Price of the Offered Shares (i.e., $4.2 million), and (ii) the full amount of the Backstop Fee and the Extension Fee (as defined below), if applicable, shall constitute administrative expenses of the Company under section 364(c)(1) of the Bankruptcy Code. In addition to the Backstop Fee, the Backstop Parties shall be entitled to an extension fee (the “Extension Fee”) equal to two percent (2%) of the Purchase Price of the Offered Shares (i.e., $2.1 million), in the event the Extension Event occurs. The Extension Fee shall be payable in cash upon delivery of the notice with respect to the Extension Event. The Backstop Parties agree that they shall not be entitled to any fee or payment other `than as provided in this Section 2(b) and Section 2(c) in connection with the Backstop Commitment or this Agreement and hereby irrevocably waive all rights to other fees and payments from any Debtor, any of their respective Affiliates or New Tronox in connection with the Backstop Commitment.
     (c) Subject to the procedures set forth in the work fee order (but not the fee and expense cap set forth therein), the Company will reimburse or pay, as the case may be, the reasonable and documented out-of-pocket expenses of the Backstop Parties, including the reasonable and documented fees and expenses of Broadpoint Capital, Inc., financial advisor to the Backstop Parties, as set forth in its engagement letter attached as Exhibit D, and Milbank, Tweed, Hadley & McCloy LLP, legal advisor to the Committee and the Backstop Parties and reasonable and documented fees and expenses of any other professionals reasonably retained by the Backstop Parties in connection with the transactions contemplated hereby (collectively, “Transaction Expenses”); provided, that the Company shall not be responsible for the fees or expenses of more than one financial advisor or more than one firm of counsel, together with appropriate local counsel to the Committee and the Backstop Parties. Such reimbursement or payment shall be made by the Company within five (5) Business Days of presentation of an invoice approved by the Committee and/or the Backstop Parties, as the case may be, without Bankruptcy Court review or further Bankruptcy Court order (but subject to any conditions imposed by the Bankruptcy Court), whether or not the transactions contemplated hereby are consummated, provided, however, that any payment of a fee to the Backstop Parties’ financial advisor shall be conditioned upon the consummation of the transactions contemplated by this Agreement, in which case payment of such fee shall be made on the Effective Date. These obligations are in addition to, and do not limit, the Company’s obligations under Section 8. The provision for the payment of the Transaction Expenses is an integral part of the transactions contemplated by this Agreement, and without this provision, the Backstop Parties would not have entered into this Agreement and shall constitute an administrative expense of the Company under section 364(c)(1) of the Bankruptcy Code.
     (d) As promptly as practicable, but in any event at least five (5) Business Days prior to the Effective Date, the Company will provide a Purchase Notice or a Satisfaction Notice to the Backstop Parties as provided above, setting forth a true and accurate determination of the aggregate number of Unsubscribed Shares, if any; provided, that on the Effective Date the Backstop Parties will purchase, and the Company will sell, only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Backstop Parties to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.
     (e) Delivery of the Unsubscribed Shares will be made by the Company to the accounts of the Backstop Parties (or to such other accounts as the Backstop Parties may designate in writing to the Company at least two Business Days prior to the Effective Date) at 9:00 a.m., New York City time, on the Effective Date against payment of the aggregate Purchase Price for the Unsubscribed Shares by wire transfer at least one (1) Business Day prior to the Effective Date of federal (same day) funds to the account specified by the Company to the Backstop Parties at least three (3) Business Days in advance.
     (f) All Unsubscribed Shares will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company to the extent required under the Confirmation Order or applicable law.
     (g) The documents to be delivered on the Effective Date by or on behalf of the parties hereto and the Unsubscribed Shares will be delivered at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attention: Andrew E. Nagel.
     (h) Notwithstanding anything to the contrary in this Agreement, the Backstop Parties, in their sole discretion, may designate in writing at least two (2) Business Days prior to the Effective Date that some or all of the Shares be issued in the name of, and delivered to, one or more of their affiliates or to any other person or entity and provide all information reasonably requested by the Company in connection therewith.
     (i) No Backstop Party shall have any liability for the Backstop Commitment of any other Backstop Party.
3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Backstop Parties, on the date hereof (except as set forth in Section 3(s), below) and on the Effective Date, that the following statements are true and correct (it being understood and agreed that (i) none of the representations and warranties contained herein shall relate in any way to the Legacy Assets, any liabilities related thereto and any other liabilities that, in each case, will not be acquired or assumed by New Tronox, and (ii) the representations and warranties made on the Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby):
     (a) Projections. On and as of the date hereof, the projections of Tronox Worldwide LLC, a Delaware limited liability company (“Tronox Worldwide”), and its Subsidiaries for the period commencing with the date hereof through December 31, 2013 (the “Projections”) are based on good faith estimates and assumptions made by the management of the Company; provided, that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, that as of the date hereof, management of Tronox Worldwide believed that the Projections were reasonable and attainable.
     (b) Organization; Requisite Power and Authority; Qualification.
          (i) Company and Subsidiaries. Each of the Company and its Subsidiaries (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 3(b), (B) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and the Company, upon entry by the Bankruptcy Court of the ECA Order, has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and (C) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
          (ii) New Tronox.
               (A) On the date of the Rights Offering and on the Effective Date, New Tronox (1) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (2) will have all requisite power and authority to own and operate its properties, to carry on its business as then conducted and as proposed to be conducted, and (3) will be qualified to do business and in good standing in every jurisdiction where its assets will be located and wherever necessary to carry out its business and operations.
               (B) Unless otherwise agreed to by the Required Backstop Parties, at the Effective Date, New Tronox shall have authorized for issuance 50,000,000 shares of New Common Stock and 1,000,000 shares of preferred stock, with a par value to be determined by the Required Backstop Parties. At the Effective Date, after giving effect to the distributions under the Plan, the purchase of Shares pursuant to the Rights Offering and the purchase and issuance of Shares under this Agreement, there will be issued and outstanding 15,000,000 shares of New Common Stock. Except as set forth in the preceding sentence, at the Effective Date (i) there will not be issued or outstanding any shares of capital stock of New Tronox, or any options, right, warrants, convertible or exchangeable securities or other instruments obligating New Tronox to issue, or Tronox to cause to be issued, any shares of capital stock of New Tronox and (ii) there will not be any contracts, agreements or other arrangements obligating New Tronox to issue, or

Tronox to cause to be issued, or entitling any person to purchase, any shares of capital stock of New Tronox.
               (C) On the Effective Date, except to the extent set forth in the Environmental Settlement Documents and the Plan, New Tronox shall have no liabilities or obligations under any environmental, health or safety laws arising out of or related to facts, events or circumstances occurring or in existence prior to the Effective Date other than such liabilities or obligations arising out of or related to the ownership or operation of the real property owned or leased by New Tronox.
     (c) Due Authorization.
          (i) Upon entry by the Bankruptcy Court of the ECA Order, the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.
          (ii) The distribution of the Rights and issuance of the New Common Stock on the Effective Date will have been duly and validly authorized by all necessary corporate action of the Company or New Tronox, as applicable.
          (iii) Subject to entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 14-day period set forth in Bankruptcy Rule 3020(e), on the Effective Date, the Debtors and New Tronox will have the requisite corporate or other entity power and authority to execute the Plan and to perform their obligations thereunder, and will have taken all necessary corporate other entity actions required for the due authorization, execution, delivery and performance by the Debtors and New Tronox of the Plan.
     (d) Binding Obligation.
          (i) Upon entry by the Bankruptcy Court of the ECA Order, this Agreement has been duly executed and delivered by the Company and, upon entry by the Bankruptcy Court of the ECA Order, is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
          (ii) Subject to the approval of this Agreement by the Bankruptcy Court, the Shares, when issued and sold pursuant to the valid exercise of Rights or issued and sold to the Backstop Parties hereunder, will, when issued and delivered against payment therefor in the Rights Offering or to the Backstop Parties hereunder, be duly and validly issued, fully paid and non-assessable, and free and clear of all Liens, and shall not be subject to any pre-emptive or similar rights.
          (iii) The Plan will be duly and validly filed with the Bankruptcy Court by the Debtors and, upon the entry of the ECA Order and the expiration, or waiver by the Bankruptcy Court, of the 14-day period set forth in Bankruptcy Rule 3020(e), will constitute the valid and binding obligation of the Debtors and New Tronox, enforceable against the Debtors and New Tronox in accordance with its terms, subject to general equitable principles.

     (e) No Conflict. Subject to the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 14-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable, and except as set forth on Schedule 3(e), the distribution of the Rights, the issuance, sale and delivery of New Common Stock upon exercise of the Rights and the consummation of the Rights Offering by New Tronox and the execution and delivery (or, with respect to the Plan, the filing) by the Company of this Agreement and the Plan and compliance by the Debtors and New Tronox with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein do not and will not (i) violate (A) any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries (including New Tronox), (B) any of the Organizational Documents of the Company or any of its Subsidiaries (including New Tronox), or (C) any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries (including New Tronox); (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries (including New Tronox); (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (including New Tronox) (other than any Liens created under the Credit Agreement); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries (including New Tronox), except for such approvals or consents which will be obtained on or before the Effective Date and which are set forth on Schedule 3(e), except in any such case described in subclause (i)(A), (i)(C) or (ii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (f) Governmental Consents. Upon entry by the Bankruptcy Court of the Confirmation Order, the consummation of the transactions contemplated by this Agreement do not and will not require any filing or registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for (i) the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 14-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable; (ii) filings with respect to and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §§ 15c-15h, 18a) (as amended, the “HSR Act”), if applicable, (iii) such registrations, consents, approvals, notices or other actions as may be reasonably required under state securities or “blue sky” laws in connection with the purchase of Unsubscribed Shares by the Backstop Parties; and (iv) such registrations, consents, approvals, notices or other actions set forth on Schedule 3(f).
     (g) Historical Financial Statements. The Historical Financial Statements (other than restatements due to environmental or tort liabilities) were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments.
     (h) No Registration Requirement. Based in part upon the representations and warranties of the Backstop Parties set forth in Section 4(h), none of the offer or issuance of the

Rights, the offer or sale of the Shares pursuant to the exercise of any of the Rights or the offer or sale of the Shares to the Backstop Parties pursuant to this Agreement requires any registration of the Shares or the Rights under the Securities Act, any state securities or “blue sky” laws or any foreign securities laws. No form of general solicitation or general advertising was used or will be used in connection with the offering or sale of the Rights or the Shares and none of the Company, any of its Subsidiaries, New Tronox, or anyone acting on its or their behalf has taken or will take any action that would render unavailable the exemption from registration provided by Section 4(2) of the Securities Act or otherwise subject the issuance or sale of the Rights or the Shares to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any state securities or “blue sky” laws or any foreign securities laws (including, without limitation, offering the Rights or Shares for sale to, or soliciting any offer to buy any of the same from, any person or under any circumstances that would render such exemption unavailable). None of the Company or its Subsidiaries (including New Tronox), nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that could cause this offering of the Unsubscribed Shares to be integrated with any other offerings by the Company or New Tronox for purposes of the Securities Act, nor will the Company or its affiliates take any action or steps that could cause the offering of the Shares to be integrated with other offerings.
     (i) No Material Adverse Effect. Since September 30, 2008, other than the filing of the Chapter 11 Cases, no event, circumstance or change has occurred that has caused or evidences, or would reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.
     (j) Compliance with Statutes, Etc. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
     (k) No Defaults. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Post-Petition Contractual Obligations other than as a result of the filing of the Chapter 11 Cases (and any payment default directly related to such filing), and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.
     (l) Material Contracts. Schedule 3(l) contains a true, correct and complete list of all the Material Contracts in effect on the date hereof, and except as described thereon, all such Material Contracts are in full force and effect and no Post-Petition defaults exist thereunder on the date hereof other than as a result of the filing of the Chapter 11 Cases (and any payment default directly related to such filing as of the date hereof).
     (m) Adverse Proceedings, Etc. Except for the Chapter 11 Cases, there are no Adverse Proceedings, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is in violation of any applicable laws that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (n) Employee Matters. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries, or to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Company or any of its Subsidiaries or to the best knowledge of the Company, threatened against any of them, (ii) no strike or work stoppage in existence or threatened involving the Company or any of its Subsidiaries, and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
     (o) Properties.
          (i) Title. Each of the Company and its Subsidiaries has, and upon consummation of the transactions contemplated hereby and by the Plan, at the Effective Date, New Tronox will have (A) good, sufficient and legal title to (in the case of fee interests in real property), (B) valid leasehold interests in (in the case of leasehold interests in real or personal property), (C) valid licensed rights in (in the case of licensed interests in Intellectual Property) and (D) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements (as restated) referred to in Section 3(g) and in the most recent financial statements delivered pursuant to Section 5(l), in each case, except for (x) assets disposed of since the date of such financial statements in the ordinary course of business and (y) the Legacy Assets. All such properties and assets are free and clear of Liens other than Permitted Liens.
          (ii) Real Estate. As of the date hereof, Schedule 3(o)(ii) contains a true, accurate and complete list of (A) all Real Estate Assets, and (B) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of the Company and its Subsidiaries, regardless of whether such Person is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (B) of the immediately preceding sentence is in full force and effect, and the Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of the Company and its Subsidiaries, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

     (p) Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the New Common Stock and the application of the proceeds thereof, New Tronox will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
     (q) Employee Benefit Plan. The Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Company, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. The Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
     (r) Certain Fees. Except as set forth on Schedule 3(r), no broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated hereby, except as payable to the Backstop Parties.
     (s) New Sale Agreement Representations. The representations and warranties set forth in the New Sale Agreement (as defined below) shall be deemed to be incorporated by reference in this Agreement as if set forth herein and to be made by the Company and the other Debtors, jointly and severally, as of the date of such New Sale Agreement and as of the Effective Date.

4. Representations and Warranties of the Backstop Parties. Each of the Backstop Parties, severally and not jointly, represents and warrants to, and agrees, with respect to itself only, with, the Company as set forth below. Each representation, warranty and agreement is made as of the date hereof and as of the Effective Date:
     (a) Organization. Such Backstop Party has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, a limited partnership, a limited liability company or other business organization, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization.
     (b) Corporate Power and Authority. Such Backstop Party has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.
     (c) Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Backstop Party and constitutes its valid and binding obligation, enforceable against such Backstop Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
     (d) No Conflicts. The execution, delivery, and performance by such Backstop Party of this Agreement do not and shall not (i) violate any provision of its certificate of incorporation or by-laws (or other organizational documents) or any law, rule, or regulation applicable to it or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents).
     (e) Legal Proceedings. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against it that could reasonably be expected to adversely affect such Backstop Party’s ability to enter into this Agreement or perform its obligations hereunder.
     (f) Consents and Approvals. No consent, approval, order, authorization, registration or qualification of or with any court or governmental agency or body having jurisdiction over such Backstop Party or such Backstop Party’s affiliates, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for any consent, approval, order or authorization required under the Bankruptcy Code.
     (g) Sufficiency of Funds. Such Backstop Party has, or is the investment advisor or investment manager for entities that have, and on the Effective Date will have or is the investment advisor or investment manager for entities that will have, sufficient immediately available funds to make and complete the payment of the aggregate Purchase Price for its portion of the Unsubscribed Shares and the availability of such funds is not subject to the consent, approval or authorization of any third party.

     (h) Sophistication and Investment Intent. Such Backstop Party has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the New Common Stock, and has so evaluated the merits and risks of such investment. Such Backstop Party is, as of the date hereof and will be as of the Effective Date, an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Backstop Party understands and is able to bear any economic risks associated with such investment (including, without limitation, the complete loss of such investment). Such Backstop Party is acquiring the New Common Stock in good faith solely for its own account or accounts managed by it, for investment and not with a view toward distribution in violation of the Securities Act. Such Backstop Party acknowledges that the Company will rely upon the truth and accuracy of the foregoing as well as the other representations, warranties and other agreements of such Backstop Party in connection with the transactions described in this Agreement. No Backstop Party has used or will use any form of general solicitation or general advertising in connection with the offering or sale of the Rights or the Shares.
     (i) Information. Such Backstop Party acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the representations and warranties of the Company or to relieve the Company from any obligations to such Backstop Party for breach thereof or the making of misleading statements or the omission of material facts in violation of applicable law in connection with the transactions contemplated herein.
     (j) No Broker’s Fees. Such Backstop Party is not a party to any contract, agreement or understanding with any person (other than this Agreement and agreements with respect to professional fees and transaction fees as set forth in the Term Sheet) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Rights or the Shares.
     (k) Arm’s Length. Such Backstop Party acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Backstop Party with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering). Additionally, such Backstop Party is not relying on the Company for any legal, tax, investment, accounting or regulatory advice in any jurisdiction, except as specifically set forth in this Agreement. Such Backstop Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.
5. Additional Covenants of the Company. The Company agrees with the Backstop Parties:
     (a) Disclosure Statement and Plan. The Company will prepare and file with the Bankruptcy Court the Plan (and a related disclosure statement (the “Disclosure Statement”)) reflecting the terms and conditions set forth in the Term Sheet and in form and substance reasonably acceptable to the Required Backstop Parties and will use commercially reasonable efforts to seek Bankruptcy Court approval thereof under sections 1125 and 1129 of the

Bankruptcy Code. Prior to filing or disseminating any revision, supplement, modification or amendment to the Plan, the Disclosure Statement or any version of the Plan or the Disclosure Statement, the Company will provide counsel to the Backstop Parties a copy of such filing, revision, modification, supplement or amendment and a reasonable opportunity to review and comment on such documents prior to being filed or disseminated; provided, that such review and comment shall not constitute a presumption or other determination that the documents constitute (and comply with the definition of) either a Plan or a Disclosure Statement, as applicable. In addition, the Company will provide counsel to the Backstop Parties a copy of a draft of the Confirmation Order and a reasonable opportunity to review such draft prior to such order being filed with the Bankruptcy Court. The Company shall not make any revision, supplement, modification or amendment to the Plan or the Disclosure Statement that would change, in a manner that is adverse to the Backstop Parties, any of the terms set forth on the Term Sheet without the prior written consent of more than sixty-five percent (65%) of the Backstop Parties (by purchase obligation) (the “Required Backstop Parties”), and (ii) with respect to any change that adversely affects a Backstop Party in a manner different from the other Backstop Parties, the consent of such Backstop Party.
     (b) Rights Offering. The Company will cause New Tronox to effectuate the Rights Offering as provided herein and to use commercially reasonable efforts to seek entry of an order of the Bankruptcy Court, prior to the commencement of the Rights Offering, authorizing the Company, New Tronox and the other Debtors to conduct the Rights Offering pursuant to the securities exemption provisions set forth in section 4(2) of the Securities Act.
     (c) Notification. The Company will notify, or cause New Tronox or the Subscription Agent to notify, on each Friday during the Rights Exercise Period and on each Business Day during the five (5) Business Days prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by the Required Backstop Parties, each Backstop Party of the aggregate principal amount of Rights known by the Company, New Tronox or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.
     (d) Unsubscribed Shares. The Company will determine, or instruct New Tronox or the Subscription Agent to determine, the number of Unsubscribed Shares, if any, in good faith, and to provide, or instruct New Tronox or the Subscription Agent to provide a Purchase Notice or a Satisfaction Notice that reflects the principal amount of Unsubscribed Shares as so determined and to provide to the Backstop Parties, such written backup to the determination of the Unsubscribed Shares as a Backstop Party may reasonably request.
     (e) Use of Proceeds. The Company will cause New Tronox to apply the net proceeds from the sale of the New Common Stock as provided in the Term Sheet.
     (f) Registration Rights Agreement. The Company will file with the Bankruptcy Court as soon as practicable a form of a registration rights agreement in connection with the New Common Stock (the “Registration Rights Agreement”) in form and substance reasonably acceptable to the Company, the Required Backstop Parties and the UCC. The Company and the Backstop Parties shall use commercially reasonable efforts to negotiate and execute, and seek

Bankruptcy Court approval of, the Registration Rights Agreement as promptly as practicable following the date hereof.
     (g) Listing. The Company and New Tronox will use commercially reasonable efforts to list the New Common Stock on the NYSE or The NASDAQ Stock Market as soon as reasonably practicable after the Effective Date.
     (h) Stock Splits, Dividends, etc. In the event of any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of New Common Stock prior to the Effective Date, the Purchase Price and the number of Unsubscribed Shares to be purchased hereunder will be proportionally adjusted to reflect the increase or decrease in the number of issued and outstanding shares of New Common Stock.
     (i) HSR and Other Competition Law. The Company and New Tronox use their commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or reasonably required under the HSR Act and similar laws of any relevant foreign jurisdiction, if any, so that (A) the applicable waiting period, if any, shall have expired or been terminated thereunder with respect to the issuance of Shares hereunder, and (B) all transactions contemplated hereby and pursuant to the Plan shall have been approved, if required, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals reasonably required for the transactions contemplated by this Agreement.
     (j) Form D and Blue Sky. The Company will timely file, or to cause New Tronox to timely file, a Form D with the Commission with respect to the Unsubscribed Shares to the extent required under Regulation D of the Securities Act and to provide, upon request, a copy thereof to each Backstop Party. The Company shall, or shall cause New Tronox to, on or before the Effective Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Unsubscribed Shares for, sale to the Backstop Parties at the Effective Date pursuant to this Agreement under applicable securities and “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Parties on or prior to the Effective Date. The Company shall make all timely filings and reports relating to the offer and sale of the Unsubscribed Shares required under applicable securities and “blue sky” laws of the states of the United States following the Effective Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(j).
     (k) Reporting Status. With a view to making available to the Backstop Parties and any of their successors the benefits of Rule 144 (or any similar rule or regulation of the Commission that may at any time permit the Backstop Parties to sell the Shares to the public without registration (“Rule 144”)), promulgated under the Securities Act, for so long as any Shares remain outstanding and regardless of whether or not New Tronox has a class of securities registered under the Exchange Act, the Company shall: (1) keep adequate current public information available (as required by Rule 144); (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; (3) furnish to each Backstop Party and their successors, so long as such Backstop

Party owns Shares, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rules 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Backstop Parties to sell such Shares pursuant to Rule 144 without registration.
     (l) Conduct of Business.
          (i) Except (x) as otherwise expressly contemplated by this Agreement, as expressly permitted under the Credit Agreement (without the obtaining of any consent or waiver thereunder), the Plan or the Term Sheet, (y) with the prior written consent of the Required Backstop Parties, or (z) as set forth on Schedule 5(l), from the date hereof until the Effective Date, the Company shall, and shall cause each if its Subsidiaries and Tiwest Pty Ltd, ACN 009 343 364, a Western Australia company (“Tiwest”) (to the extent permitted in the Tiwest Joint Venture Documents) to, use their reasonable best efforts to operate the Company’s, Tiwest’s and their respective Subsidiaries’ facilities and to conduct the business and the Tiwest Joint Venture in substantially the same manner as conducted by such entities prior to the date hereof, including by using their reasonable best efforts to (A) meet all material Post-Petition obligations relating to the business as they become due and (B) preserve intact its present business organization, material permits, and its relationships with its key customers and suppliers.
          (ii) Without limiting the generality of the foregoing, except (x) as otherwise expressly contemplated by this Agreement, as expressly permitted under the Credit Agreement (without the obtaining of any consent or waiver thereunder), the Plan or the Term Sheet, (y) with the prior written consent of the Required Backstop Parties, or (z) as set forth on Schedule 5(l), from the date hereof until the Effective Date, the Company shall not, and shall cause each of its Subsidiaries not to, do, and shall not approve or authorize Tiwest or the Tiwest Joint Venture to do, any of the following:
               (A) offer, issue, deliver, sell, pledge or otherwise encumber or subject to any lien (other than a Permitted Lien) the capital stock or other equity interests of the Company or any of its Subsidiaries, or Tiwest, or securities convertible into or exchangeable for, or any rights, warrants, options to acquire, any such shares of capital stock or other equity interest in any such entity;
               (B) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of another person;
               (C) sell, assign, license, transfer, convey, lease, encumber or subject to any lien (other than a Permitted Lien or any lien that will be released at or prior to the Effective Date) or otherwise dispose of any asset having a fair market value in excess of $100,000 individually or $500,000 in the aggregate, other than sales of inventory in the ordinary course of business;

               (D) (1) enter into, assume or reject or amend, restate, supplement, modify, waive or terminate any Material Contract, material permit or unexpired lease, (2) enter into any settlement of any demand, dispute, suit, cause of action, claim or proceeding relating to a Material Contract or (3) enter into any contract that would not be a Material Contract, that (a) is outside the ordinary course of business, (b) delays or is reasonably expected to delay the Effective Date, or (c) subjects the Company or any of its Subsidiaries, including the Tiwest Joint Venture Interests, to any material non-compete or other similar material restriction on the conduct of the business that would be binding following the Effective Date; provided, that any contracts entered into in the ordinary course of business in connection with the purchase or sale of raw materials, pigments, ore, chemicals or similar materials used in the operations of the Company or its Subsidiaries are excepted from this clause (D);
               (E) with respect to employees of the Company or any of its Subsidiaries, except as may be required by applicable laws or any benefit plan of the Company or any of its Subsidiaries, (1) grant any increase or acceleration in compensation or benefits, except in the ordinary course of business; (2) grant any increase in severance or termination pay (including the acceleration in the exercisability of any options or in the vesting of shares of common stock (or other property)), except in the ordinary course of business; (3) enter into any employment, deferred compensation, severance or termination agreement with or for the benefit of any such employee who is a management-level employee or anyone who upon hire, would become any such employee; or (4) terminate the employment of any such employee except due to cause, death, disability or as otherwise determined in the reasonable discretion of the Debtors exercising their business judgment, as consistent with the ordinary course of business;
               (F) (1) authorize or agree to any material changes in or to the current approved budget or business plan of the Tiwest Joint Venture, (2) encourage or recommend any material changes to the current approved budget or business plan of the Tiwest Joint Venture to the Tiwest Joint Venture Participants, and (3) act in any way other than in accordance, in all material respects, with the current approved budget or business plan of the Tiwest Joint Venture, in each case, as in effect from time to time;
               (G) (1) adopt or change any method of accounting (except as required by changes in generally accepted accounting principles in the United States), or (2) make, change or revoke any tax election, change any annual tax accounting period, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, consent to the extension or waiver of the limitations period applicable to any tax claim or assessment, or take or omit to take any other action if such action or omission would have a material and adverse effect on either New Tronox, the Company or its Subsidiaries (including Tiwest) after the Effective Date;
               (H) permit the Company or Tiwest or their respective Subsidiaries to commit to make any capital expenditures, which, in the aggregate, exceeds the capital expenditure restrictions set forth in Section 6.7(e) of the Credit Agreement;
               (I) adopt or propose any amendments to any the Company’s or its Subsidiaries’ certificate of incorporation, bylaws or other organizational or governing document or adopt or propose any amendment or modification to or agree to any material amendment or modification to the Tiwest Joint Venture Documents; except, in each case, in furtherance of the Plan or the Restructuring (as defined in the term sheet), provided, however, that in no event shall such amendments or modifications, directly or indirectly, adversely affect the Backstop Parties;
               (J) incur, create, assume, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other person or entity, whether or not evidenced by a note, bond, debenture, guarantee, indemnity, letter of credit or similar instrument, except for trade payables incurred in the ordinary course of business;
               (K) (1) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than upstream dividends by a direct or indirect wholly-owned subsidiary of the Company to the Company or another Subsidiary of the Company), (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (3) purchase, redeem or otherwise acquire, except in connection with the Plan, any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; or
               (L) agree to take any of the foregoing actions.
     (m) Access to Information. Subject to applicable law and confidentiality agreements between the relevant parties, the Company shall (and shall cause its Subsidiaries to) afford the Backstop Parties and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, reasonable access, throughout the period prior to the Effective Date, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Backstop Parties all information concerning its business, properties and personnel as may reasonably be requested by any Backstop Party; provided, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Debtors to violate any of their obligations with respect to confidentiality to a third party if the Debtors shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (ii) to disclose any privileged information of the Company or any of its Subsidiaries or (iii) to violate any laws; provided, further, that if the Company withholds any information pursuant to subclauses (i) through (iii) above, it shall notify the legal advisor, orally or in writing, of the Backstop Parties of such action, and shall describe for such advisor the nature of the information not disclosed and the reasons therefor.
     (n) Financial Statements and Other Reports. Until the Effective Date, the Company shall provide to each Backstop Party the same information as it is required to deliver, pursuant to Section 5.1 of the Credit Agreement, to the Administrative Agent and Lenders under such agreement.

6. Additional Covenants of the Backstop Parties. Each of the Backstop Parties, severally and not jointly, agrees with the Company, with respect to itself only:
     (a) No Inconsistent Action. To not file any pleading or take any other action in the Bankruptcy Court with respect to this Agreement, the Plan, the Disclosure Statement or the Confirmation Order of the consummation of the transactions contemplated hereby or thereby that is inconsistent in any material respect with this Agreement or the Company’s efforts to obtain the entry of court orders consistent with this Agreement other than to enforce such Backstop Party’s rights and remedies at law or equity, or to enforce the terms of the Term Sheet or this Agreement, provided, however, that nothing herein shall prevent any of the Backstop Parties to take any action in its capacity as a lender under the Replacement DIP Facility (as defined below).
     (b) Information. To promptly provide the Company with such information as the Company reasonably requests regarding such Backstop Parties for inclusion in the Disclosure Statement.
     (c) HSR Act. If required, to use reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or reasonably required under the HSR Act or similar laws in relevant foreign jurisdictions, so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.
7. Conditions.
     (a) Conditions to the Obligations of Each Party. The respective obligations of the Backstop Parties and the Company to effect the issuance and purchase of the Unsubscribed Shares pursuant to this Agreement on the Effective Date are subject to the following conditions:
          (i) Confirmation Order. An order of the Bankruptcy Court confirming a Plan consistent with the Term Sheet and otherwise in form and substance acceptable to the Required Backstop Parties shall have been entered and such order shall be final and non-appealable (the “Confirmation Order”), shall not have been appealed within ten (14) days of entry or, if such order is appealed, shall not have been stayed pending appeal, and there shall not have been entered by any court of competent jurisdiction any reversal, modification or vacatur, in whole or in part, of the Confirmation Order.
          (ii) Conditions to Confirmation. The conditions to confirmation and the conditions to the Effective Date of the Plan shall have been satisfied or waived in accordance with the Plan.
          (iii) Documentation. The Company and the Backstop Parties shall have received all the documentation required to consummate the transactions contemplated hereby, and, in the case of the Backstop Parties, an officers’ certificate of the Company certifying as to the effect of Section 7(b)(i) hereof and other documents and certificates as the Company and the Backstop Parties may reasonably require, each duly executed and in form and substance reasonably satisfactory to the Company and the Required Backstop Parties.

          (iv) Rights Offering. The Expiration Time shall have occurred.
          (v) No Restraint. No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Plan, the Rights Offering or the transactions contemplated by this Agreement.
          (vi) HSR Act; Regulatory Approvals. If the purchase of Unsubscribed Shares by any Backstop Party pursuant to this Agreement is subject to the terms of the HSR Act or similar laws of any relevant foreign jurisdiction, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.
          (vii) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued in each by any federal, state or foreign governmental or regulatory authority that, as of the Effective Date, prohibits the issuance or sale of the Rights or the New Common Stock pursuant to this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that, as of the Effective Date, prohibits the issuance or sale of the Rights or the New Common Stock pursuant to the Agreement.
          (viii) Consents. All material governmental and third party notifications, filings, consents, waivers and approvals required in connection with the transfer of the Assets to New Tronox and the consummation of the Plan, including those set forth on Schedules 3(e) and 3(f) attached hereto, shall have been made, obtained or waived.
     (b) Conditions to the Obligations of the Backstop Parties. The obligation of the Backstop Parties to purchase the Unsubscribed Shares pursuant to this Agreement on the Effective Date are subject to the following conditions:
          (i) Representations and Warranties and Covenants. The representations and warranties of the Company and the other Debtors set forth in this Agreement, including the representations incorporated by reference (disregarding all qualifications and exceptions contained therein regarding materiality or Material Adverse Effect) shall be true and correct on the date hereof or such other date as specifically stated herein and on the Effective Date as if made on such date, except, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company shall have complied in all material respects with all of its material obligations hereunder and under any other agreement entered into by the Company pursuant to the Plan.
          (ii) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.
          (iii) Approval of Plan. Except as otherwise approved in writing by the Required Backstop Parties, (A) the Plan (1) shall be consistent in all material respects with this Agreement and the Term Sheet, (2) shall provide for the release and exculpation of the Backstop Parties, their affiliates, representatives and advisors to the fullest extent permitted under applicable law, and (3) shall have conditions to confirmation and the Effective Date (and to what extent any such conditions can be waived and by whom) that are consistent with this Agreement and the Term Sheet in all material respects; (B) the Disclosure Statement shall be consistent in all material respects with this Agreement and the Plan; (C) the Confirmation Order shall be consistent in all material respects with this Agreement and the Plan; and (D) any amendments or supplements to any of the foregoing shall be consistent in all material respects with this Agreement and the Plan. For the avoidance of doubt, any change to the type or amount of consideration payable to any holder of a Claim from that specifically set forth in the Term Sheet shall be considered to be materially inconsistent with the Term Sheet.
          (iv) Exit Facility. On the Effective Date, the Debtor-in-Possession Facility to be provided under the Credit Agreement (the “Replacement DIP Facility”) shall have converted into a senior secured and superpriority two tranche term facility (the “Exit Facility”) in accordance with the terms of the Credit Agreement. The Exit Facility shall provide for an aggregate principal loan amount, as of the Effective Date, of $425 million (or such other amount as is agreed to by the Required Backstop Parties).
          (v) Existing Sale Agreement. The Asset and Equity Purchase Agreement between the Company and certain of its affiliates, on the one hand, and Huntsman Pigments LLC, Huntsman Australia R&D Company Pty Ltd and Huntsman Corporation, on the other hand, dated as of August 28, 2009 (as amended from time to time, the “Existing Sale Agreement”), shall have been terminated pursuant to the provisions of the Existing Sale Agreement.
          (vi) New Sale Agreement. The Company and certain of its affiliates, on the one hand, and New Tronox, on the other hand, shall have entered into a Purchase and Sale Agreement (the “New Sale Agreement”) with respect to the transfer to New Tronox of all assets of the Company and such Subsidiaries, other than the Legacy Assets, on terms consistent with the Term Sheet and otherwise reasonably acceptable to the Company and the Required Backstop Parties, and the transactions contemplated under such agreement shall have been consummated in accordance with the terms of such New Sale Agreement.
          (vii) Corporate Documents. The Certificate of Incorporation and Bylaws of New Tronox shall be in form and substance reasonably acceptable to the Required Backstop Parties.
          (viii) Environmental Documentation. The Environmental Settlement Agreements, Custodial Trust Agreements and Custodial Trust Settlement Agreements, and, in each case, all ancillary agreements thereto (including the sale/leaseback and access agreements between the Debtors and the applicable Custodial Trust relating to the Henderson, Nevada plant) shall have been entered into, shall be in form and substance reasonably satisfactory to the Company and the Required Backstop Parties.
          (ix) Other Documentation. Except for documents described elsewhere in this Section 7(b), all other material documentation prepared in connection with the Plan, and any other material documents, motions, pleadings, orders or the like prepared or filed in connection with the Chapter 11 Cases shall be in form and substance satisfactory to the Company and the Required Backstop Parties.

          (x) Available Funds. On the Effective Date, immediately after giving effect to the transactions contemplated hereby, New Tronox and its Subsidiaries shall have Excess Availability (after giving effect to any payments required to be paid in connection with the Restructuring, including fees payable under the Exit Facility and fees and expenses payable to legal and financial advisors) equal to or greater than $58,240,000, or such other lower amount as shall be agreed to by the Required Backstop Parties.
          (xi) Amount of Claims. (A) The aggregate amount of Claims (other than non-governmental CERCLA Claims and Claims with respect to the Senior Notes) shall not exceed $80 million; (B) the aggregate amount of allowed non-governmental CERCLA Claims which are not Tort Claims, shall not exceed the lesser of (x) $100 million, and (y) fifty percent (50%) of the total amount of allowed non-governmental CERCLA Claims; and (C) there shall be no material unresolved non-governmental CERCLA Claims, which, individually or in the aggregate, after having been resolved, reasonably could cause the final aggregate amount of allowed non-governmental CERCLA Claims to exceed $200 million.
          (xii) Purchase Notice. The Backstop Parties shall have received a Purchase Notice in accordance with Section 1(g), dated as of the Determination Date, stating the principal amount of Unsubscribed Shares to be purchased pursuant to the Backstop Commitment.
          (xiii) Fees. The Backstop Fee, the Transaction Expenses and, if applicable, the Extension Fee, to the extent not previously paid or reimbursed, shall have been paid or reimbursed in full pursuant to the terms of this Agreement.
          (xiv) Inconsistent Transaction. The Company shall not have made a public announcement, entered into an agreement, or filed any pleading or document with the Bankruptcy Court, evidencing its support or intention to support any Competing Transaction (as defined below).
          (xv) Registration Rights Agreement. New Tronox shall have entered into the Registration Rights Agreement with the Backstop Parties in accordance with Section 5(f), in form and substance reasonably satisfactory to the Company and the Required Backstop Parties.
          (xvi) No Environmental Liability. On the Effective Date, except to the extent set forth in the Environmental Settlement Documents and the Plan, New Tronox shall have no liabilities or obligations under any environmental, health or safety laws arising out of or related to facts, events or circumstances occurring or in existence prior to the Effective Date other than such liabilities or obligations arising out of or related to the ownership or operation of the real property owned or leased by New Tronox.
     (c) Conditions to the Obligations of the Company. The obligation of the Company to effect the purchase of the Unsubscribed Shares pursuant to this Agreement on the Effective Date are subject to the following conditions:
          (i) Aggregate Purchase Price. The Backstop Parties shall have delivered to the Company, as the total aggregate purchase price for the Unsubscribed Shares, an amount of readily available (same day) funds denominated in United States Dollars equal to the product obtained by multiplying (A) the Purchase Price (as it may be adjusted in accordance with the terms hereof) and (B) the number of Unsubscribed Shares (as it may be adjusted in accordance with the terms hereof).
          (ii) Representations and Warranties and Covenants. The representations and warranties of the Backstop Parties set forth in this Agreement shall be true and correct in all material respects on the date hereof and on the Effective Date as if made on such date. The Backstop Parties shall have complied in all material respects with all of their respective obligations hereunder (and shall have complied in all respects with their payment obligations hereunder).
8. Indemnification.
     (a) Whether or not the Rights Offering is consummated or this Agreement is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Backstop Parties, their respective affiliates and their respective officers, directors, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject to the extent arising out of or in connection with any third party claim, challenge, litigation, investigation or proceeding with respect to this Agreement, the Rights Offering, the Backstop Commitment, or the transactions contemplated hereby or thereby, including without limitation, payment of the Backstop Fee or the Extension Fee, distribution of Rights, purchase and sale of New Common Stock in the Rights Offering and purchase and sale of Unsubscribed Shares pursuant to this Agreement, or any breach by the Company of this Agreement and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from any breach of this Agreement by such Indemnified Person or bad faith, gross negligence or willful misconduct on the part of such Indemnified Person. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the sale of New Common Stock contemplated by this Agreement bears to (ii) the aggregate fee paid or proposed to be paid to the Backstop Parties in connection with such sale.
     (b) Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, litigation, investigation or proceeding relating to this Agreement, the Rights Offering, the Backstop Commitment, or any of the transactions contemplated hereby or thereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.
     (c) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 8. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
9. Acknowledgements and Agreements of the Company. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that (a) the transactions contemplated hereby are arm’s-length commercial transactions between the Company, New Tronox and the Debtors, on the one hand, and the Backstop Parties, on the other, (b) in connection therewith and with the processes leading to such transactions, each Backstop Party is acting solely as a principal and not the agent or fiduciary of New Tronox or the Company or the other Debtors or their estates, (c) the Backstop Parties have not assumed advisory or fiduciary responsibilities in favor of New Tronox or the Company or the other Debtors or their estates with respect to such transactions or the processes leading thereto and (d) the Company and the other Debtors have consulted their own legal and financial advisors to the extent they deemed appropriate.
10. Defaulting Backstop Party.
     (a) If any Backstop Party defaults on its obligation to purchase the Unsubscribed Shares that it has agreed to purchase hereunder, the non-defaulting Backstop Parties may in their discretion arrange for the purchase of such Unsubscribed Shares by other persons satisfactory to the Company (including such non-defaulting Backstop Parties) on the terms contained in this Agreement. As used in this Agreement, the term “Backstop Party” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases the Unsubscribed Shares that a defaulting Backstop Party agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Unsubscribed Shares of a defaulting Backstop Party or Backstop Parties by the non-defaulting Backstop Parties as provided in paragraph (a) above, the Company shall not have initiated litigation against the defaulting Backstop Party or Backstop Parties seeking specific performance of their obligations under this Agreement and the aggregate principal amount of Unsubscribed Shares that remain unpurchased on the Effective Date exceeds $10.0 million, then this Agreement shall terminate without liability on the part of the non-defaulting Backstop Parties. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 2(c) hereof, except with respect to the expenses of such defaulting Backstop Party, and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.
     (c) Nothing contained herein shall relieve a defaulting Backstop Party of any liability it may have to New Tronox or any non-defaulting Backstop Party for damages caused by its default.
11. Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive for a period of two (2) years after the Effective Date, except that the representations and warranties made in Sections 3(a), 3(b), 3(c), 3(d), and 3(r) will survive the execution and delivery of this Agreement for the length of the applicable statute of limitations with respect thereto.
12. Termination.
     (a) This Agreement shall automatically terminate, unless waived in writing by all Parties:
          (i) if terminated pursuant to Section 10;
          (ii) in the event the Plan Support Agreement shall have expired or been terminated by any of the parties thereto for any reason;

          (iii) in the event the Bankruptcy Court has failed to enter one or several orders approving this Agreement, the Plan Support Agreement and the Credit Agreement on or prior to December 31, 2009;
          (iv) in the event there is an Event of Default under the Credit Agreement which has not been cured within ten (10) days, or if any of the conditions precedent to conversion of the Replacement DIP Facility into the Exit Facility, as set forth in the Credit Agreement, is not possible to satisfy (without any modification or waiver thereto) on or prior to the initial Maturity Date or, in the event the Extension Event has occurred, the Final Date;
          (v) if (a) the terms of any final document to be approved by the Backstop Parties pursuant to this Agreement, the Plan Support Agreement or the Term Sheet does not reflect the economic terms set forth in, and otherwise conform in all material economic respects to, this Agreement, the Plan Support Agreement and the Term Sheet, (b) the Company has received written notice of such non-conformity, and (c) such non-conforming final document has not been amended to the satisfaction of each Backstop Party within ten (10) Business Days of the Company’s receipt of the above notice. For the avoidance of doubt, any change to the type or amount of consideration payable to any holder of a Claim from that specifically set forth in the Term Sheet shall be considered a change to the economic terms set forth therein; and
          (vi) if the Effective Date has not occurred on or prior to June 30, 2010 or, in the event the Extension Event has occurred, the Final Date.
     (b) The Required Backstop Parties may terminate this Agreement:
          (i) if the Company or any of the other Debtors has failed to meet any of the deadlines set forth in the Plan Support Agreement as in effect at the time;
          (ii) if, on or prior to February 28, 2010, the United States Department of Justice has not confirmed that the form of each Plan Support Document is acceptable, subject only to the required public notice requirements and entry of the Confirmation Order by the Bankruptcy Court;
          (iii) if, on or prior to April 30, 2010 (or, in the event the Extension Event has occurred, the initial Maturity Date), the Bankruptcy Court shall not have entered an order approving the Disclosure Statement;
          (iv) if the governmental entities set forth on Schedule 12 shall not have executed the Environmental Settlement Documents on or prior to June 30, 2010 or, in the event the Extension Event has occurred, the Final Date;
          (v) if, on or prior to June 30, 2010, the applicable Plan Support Documents shall not have become the valid and binding obligations of each Environmental Claimant, enforceable against such Environmental Claimants in accordance with its respective terms, subject only to entry of the Confirmation Order by the Bankruptcy Court;
          (vi) if, or prior to the date that is five (5) Business Days prior to the initial Maturity Date (or, in the event the Extension Event has occurred, August 31, 2010 (or such earlier date as the Credit Agreement shall have been terminated)), the Bankruptcy Court shall not have entered the Confirmation Order.
          (vii) if any of the conditions set forth in Section 7 to be satisfied at or prior to the Effective Date becomes incapable of being satisfied on or prior to June 30, 2010 or, in the event the Extension Event has occurred, the Final Date;
          (viii) if the Company makes a public announcement that it intends to support or supports, or enters into an agreement to support, or files any pleading or document with the Bankruptcy Court indicating its intention to support, or supports, any Competing Transaction; or the Company enters into a Competing Transaction;
          (ix) if the Company has breached in any material respect its obligations under this Agreement or the Plan Support Agreement and such breach is not cured (to the extent curable) within ten (10) Business Days after the giving of written notice by any Backstop Party to the Company of such breach;
          (x) if the Plan, as confirmed by the Bankruptcy Court, is not consistent, in all material non-economic respects, with the Term Sheet;
          (xi) if the terms of the Plan and the exhibits and any supplements thereto not otherwise set forth on the Term Sheet, including any amendment or modification of any of the foregoing, shall not be in form and substance reasonably acceptable to the Required Backstop Parties;
          (xii) if an order converting the Chapter 11 Case of any of the Debtors to a case under chapter 7 of the Bankruptcy Code is entered by the Bankruptcy Court;
          (xiii) if the Debtors’ exclusive right to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code shall have been terminated for cause and not by statute;
          (xiv) if any court of competent jurisdiction or other competent governmental or regulatory authority issues a ruling, determination, or order making illegal or otherwise restricting, preventing or prohibiting the consummation of the Plan substantially on the terms set forth in the Term Sheet and in this Agreement, including an order of the Bankruptcy Court denying confirmation of the Plan, which ruling, determination or order (A) has been in effect for 30 days and (B) is not stayed;
          (xv) upon the entry of an order by the Bankruptcy Court appointing an examiner with enlarged powers relating to the operation of the material part of the business of the Debtors, taken as a whole (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code, or the entry of an order by the Bankruptcy Court appointing a trustee under section 1104 of the Bankruptcy Code and, in either case, such order (A) has been in effect for 30 days and (B) is not stayed;
          (xvi) if the Bankruptcy Court shall enter an order approving a payment to any party (whether in cash or other property or whether as adequate protection, settlement of a dispute, or otherwise) that would be inconsistent with the treatment of such party under the Term

Sheet (other than any inconsistency that arises in connection with the Debtors’ continuation of its claims reconciliation process, including fixing or settling claims made in the Chapter 11 Cases);
          (xvii) upon the entry of an order dismissing one or more of the Chapter 11 Cases;
          (xviii) if any order required to be entered by the Bankruptcy Court under this Section 12 on a final basis shall not become a final order within a reasonable period of time; and
          (xix) if the Plan does not receive the requisite number of votes in favor of such Plan in number and amount in the class of claims in which the Eligible Holders’ claims are placed.
     (c) The Company may terminate this Agreement in order to enter into a Superior Transaction or an agreement to support a Superior Transaction, subject to payment of the Commitment Fee as provided in Section 2(b), in cash, and the reimbursement of all expenses pursuant to Section 2(c), in each case prior to or contemporaneously with such termination.
     (d) Upon termination under this Section 12, the covenants and agreements made by the parties herein under Sections 2(b), 2(c), 9, 11 through 21 will survive indefinitely in accordance with their terms.
13. Competing Transactions. From the date of this Agreement to the Effective Date or earlier termination of this Agreement, the Company shall not make a public announcement that it intends to support or supports, enter into an agreement to support, or file any pleading or document with the Bankruptcy Court evidencing its intention to support, or otherwise knowingly support, any transaction inconsistent with this Agreement or the Plan, shall not file any plan that is not the Plan and shall not agree to, consent to, knowingly provide any support to, solicit, participate in the formulation of, or vote for any transaction or plan of reorganization other than the Plan (a “Competing Transaction”). Notwithstanding anything to the contrary herein, or in the Plan or any other agreement among the Company and the Backstop Parties, at any time prior to the date on which the Plan is confirmed by the Bankruptcy Court, if the Company has received a bona fide written proposal for a Competing Transaction that the board of directors of the Company determines in good faith is or could reasonably be expected to lead to a Superior Transaction and that the failure of the board to pursue such Competing Transaction could reasonably be expected to result in a breach of the board of directors’ fiduciary duties under applicable law, then the Company may (a) furnish non-public information to, and engage in discussions and negotiations with, the person making such proposal and its representatives with respect to the Competing Transaction, and (b) terminate this Agreement pursuant to Section 12(d) in order to enter into a Superior Transaction or an agreement to support a Superior Transaction. For purposes of this Agreement, a “Superior Transaction” shall be a Competing Transaction that the board of directors of the Company determines in good faith (x) would be in the best interests of the Company and its creditor constituencies and equity holders as a whole, including, but not limited to the Backstop Parties, and (y) would reasonably be expected to provide a superior recovery (but, with respect to any creditor constituent, not in excess of its claim) to each class of creditor constituencies and equity holders. At all times, the Company shall be obligated to promptly deliver to the advisors for the Backstop Parties all written communications delivered to or received by the Company or its advisors making or materially modifying any proposals with respect to any Competing Transaction, including, without limitation, copies of all expressions of interest, term sheets, letters of interest, offers, proposed agreements or otherwise, and shall periodically update (not less than once every week) the advisors for the Backstop Parties concerning such matters.
14. Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
     (a) If to Backstop Parties or any of the Backstop Parties, at their respective addresses set forth on the signature pages hereto, with a copy to:
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
Attn: Thomas C. Janson, Esq.
     (b) If to the Company, to:
Tronox Incorporated
3301 NW 150th Street
Oklahoma City, OK 73134
Attn: Michael J. Foster, Esq., General Counsel

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Jonathan S. Henes, Esq.
          Patrick J. Nash, Jr., Esq.
15. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Notwithstanding the previous sentence, this Agreement, or any Backstop Party’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by an Backstop Party to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Backstop Party over which such Backstop Party or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided, that any such assignee assumes the obligations of the Backstop Party hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Backstop Party. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the assigning Backstop Party of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 8 with respect to the Indemnified Parties, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Notwithstanding the foregoing or any other provisions herein to the contrary, a Backstop Party may not assign any of its rights or obligations under this Agreement, to the extent such assignment would affect the securities laws exemptions applicable to this transaction.
16. Prior Negotiations; Entire Agreement. This Agreement (including the exhibits hereto and the documents and instruments referred to in this Agreement, which are incorporated herein by reference and made part of this Agreement as if fully set forth herein) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the parties hereto will continue in full force and effect. In the event of any inconsistencies between the Term Sheet and the operative provisions of this Agreement, the operative terms of this Agreement shall prevail.
17. GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.
18. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
19. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party hereto waiving compliance, and subject, to the extent required, to the approval of the Bankruptcy Court. No delay on the part of any party hereto in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity.
20. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

21. Specific Performance. The parties hereto acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties hereto agree that, in addition to any other remedies, each party hereto will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.
[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
	Name:	Michael J. Foster
	Title:	Vice President

[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Transamerica Life Insurance Company
  (Enter names of all Backstop Parties)

By:	/s/ James K. Schaeffer Name: James K. Schaeffer
Title: Vice President
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Transamerica Financial Life Insurance Company
          (Enter names of all Backstop Parties)

By:	/s/ James K. Schaeffer Name: James K. Schaeffer
Title: Vice President
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Monumental Life Insurance Company
(Enter names of all Backstop Parties)

By:	/s/ James K. Schaeffer Name: James K. Schaeffer
Title: Vice President
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute & binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity Investment Canada ULC, as investment manager of IG FI Canadian Allocation Fund

By:	/s/ Peter Bowen Name: Peter Bowen
Title: VP and Fund Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the late hereof:
Fidelity Investments Canada ULC, As Trustee Of The Fidelity American High Yield Fund

By:	/s/ Peter Bowen Name: Peter Bowen
Title: VP and Fund Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity Investment Canada ULC, As Trustee Of The Fidelity Canadian Asset Allocation Fund

By:	/s/ Peter Bowen Name: Peter Bowen
Title: VP and Fund Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Quit) the Company,
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity Investments Canada ULC, As Trustee Of The Fidelity Balanced Fund

By:	/s/ Peter Bowen Name: Peter Bowen
Title: VP and Fund Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance; hereof will constitute a binding agreement between you and subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity Management &
Research Company
on behalf of Fidelity Funds — US High Income

By:	/s/ J. Gregory Wass Name: J. Gregory Wass
Title: Assistant Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approvalof the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity Management &
Research Company
on behalf of Master Trust Bank of Japan Ltd. Re; Fidelity US High Yield

By:	/s/ J. Gregory Wass Name: J. Gregory Wass
Title: Assistant Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Pension Investment Committee of General Motors for General Motor Employees Domestic Group Pension Trust
By: Pyramis Global Advisors Trust Company, as Investment Manager under Power of Attorney

By:	/s/ Lynn M. Farrand Name: Lynn M. Farrand
Title: Director

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Commonwealth of Massachusetts Pension Reserves Investment Management Board
By: Pyramis Global Advisors Trust Company, as Investment Manager under Power of Attorney

By:	/s/ Lynn M. Farrand Name: Lynn M. Farrand
Title: Director
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of date hereof:
Illinois Municipal Retirement Fund
By: Pyramis Global Advisors Trust Company, as Investment Manager under Power of Attorney

By:	/s/ Lynn M. Farrand Name: Lynn M. Farrand
Title: Director
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company,
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity Summer Street Trust: Fidelity Capital & Income Fund

By:	/s/ Jeffrey Christian Name: Jeffrey Christian
Title: Deputy Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund

By:	/s/ Jeffrey Christian Name: Jeffrey Christian
Title: Deputy Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity Puritan Trust: Fidelity Puritan Fund

By:	/s/ Jeffrey Christian Name: Jeffrey Christian
Title: Deputy Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund

By:	/s/ Jeffrey Christian Name: Jeffrey Christian
Title: Deputy Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Fidelity School Street Trust: Fidelity Strategic Income Fund

By:	/s/ Jeffrey Christian Name: Jeffrey Christian
Title: Deputy Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company,
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted is of the date hereof:
Variable Insurance Product Fund V: Strategic Income Portfolio

By:	/s/ Jeffrey Christian Name: Jeffrey Christian
Title: Deputy Treasurer
[Signature Page of Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Scoggin Capital Management, LP II
By: S&E Partners, LP its: general partner
By: Scoggin, Inc. its: general partner
By:                     /s/ Craig Effron
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Scoggin International Fund, Ltd
Scoggin, LLC its investment manager
By:                                /s/ Craig Effron
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Scoggin Worldwide Fund, Ltd
By: Old Bellows Partner LP its Investment Manager
By: Old Bellows Associates LLC its Central Partner

By:	/s/ A. Dev Chodry

[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Goldman Sachs & Co. Profit Sharing Master Trust
By: OZ Management II LP, its investment manager
By: Och-Ziff Holding II LLC, its General Partner
By: OZ Management LP, its Member
By: Och-Zin Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
OZ Master Fund, Ltd.
By: OZ Management LP, its Investment Manager
By: Och-Ziff Holding Corporation, its General Partner

By: Name:	/s/ Joel Frank Joel Frank
Title:	Chief Financial Officer
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Gordel Holdings Limited
By: OZ Management LP, its Investment Manager
By: Och-Ziff Holding Corporation its General Partner

By: Name:	/s/ Joel Frank Joel Frank
Title:	Chief Financial Officer
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
OZ Select Master Fund, Ltd.
By: OZ Management LP, its Investment Manager
By: Och-Ziff Holding Corporation, its General Partner

By: Name:	/s/ Joel Frank Joel Frank
Title:	Chief Financial Officer
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
TRICADIA CAPITAL MANAGEMENT, LLC
solely as Investment Manager and not individually

By:	/s/ Julia Wyatt Name: Julia Wyatt
Title: CPO
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Plainfield Special Situations Master Fund II Limited

By:	/s/ Thomas X. Fritsch Name: Thomas X. Fritsch
Title: Authorized Individual
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Plainfield OC Master Fund Limited

By:	/s/ Thomas X. Fritsch Name: Thomas X. Fritsch
Title: Authorized Individual
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
Plainfield Liquid Strategies Master Fund Limited

By:	/s/ Thomas X. Fritsch Name: Thomas X. Fritsch
Title: Authorized Individual
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
CAI DISTRESSED DEBT OPPORTUNITY MASTER FUND, LTD

By:	/s/ Herbert Seif Name: Herbert Seif
Title:
[Signature Page Equity Commitment Agreement]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.
Very truly yours,

TRONOX INCORPORATED
By:
Name:
Title:

Accepted as of the date hereof:
MACKAY SHIELDS LLC, as investment
adviser or sub-advisor to certain clients

By:	/s/ Lucille Protas

	Name:	Lucille Protas
	Title:	Chief Operating Officer
[Signature Page Equity Commitment Agreement]

Attachment A to Equity Commitment Agreement
Certain Definitions
The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
          “Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries.
          “Anadarko Litigation Trust” has the meaning set forth in the Term Sheet.
          “Assets” has the meaning set forth in the Term Sheet.
          “Available Cash” means, as of any date of determination, the sum of (a) the aggregate amount of unrestricted cash and cash equivalents included in the consolidated balance sheet of the relevant entity as of such date (excluding any proceeds in various escrow accounts and reinvestment accounts created or maintained pursuant to the Credit Agreement) that, in each case, are free and clear of all Liens (other than Permitted Liens); and (b) the aggregate amount of cash and cash equivalents included in the Working Capital Escrow Account created or maintained pursuant to the Credit Agreement as of such date.
          “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
          “Credit Agreement” means the Senior Secured Super-Priority Debtor-in-Possession and Exit Credit and Guaranty Agreement, dated as of December 20, 2009, and entered into by and among Tronox Worldwide LLC, the Company, certain Subsidiaries of Tronox Worldwide LLC, the Lenders party thereto from time to time, Goldman Sachs Lending Partners LLC, as sole lead arranger and sole bookrunner, Syndication Agent, Administrative Agent and as Collateral Agent, attached hereto as Exhibit C.
          “Custodial Trust Agreements” has the meaning set forth in the Term Sheet.
          “Custodial Trust Settlement Agreements” has the meaning set forth in the Term Sheet.
          “ECA Order” means an order of the Bankruptcy Court approving this Agreement,

          “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is or, within the last six years, was sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of its Subsidiaries or, solely with respect to any Employee Benefit Plan covered under Title IV of ERISA, any of their respective ERISA Affiliates.
          “Environmental Claims” has the meaning set forth in the Term Sheet.
          “Environmental Claimant” means (i) the United States Department of Justice, (ii) each state or municipality (including any agency or instrumentality thereof) having or asserting any Environmental Claims against any Debtor that has timely filed a proof of claim in the Chapter 11 Cases and (iii) any Native American tribal government or intertribal organization having or asserting any Environmental Claims against any Debtor that has timely filed a proof of claim in the Chapter 11 Cases, in each case, including without limitation those Persons set forth on Schedule A1.
          “Environmental Claim” has the meaning set forth in the Term Sheet.
          “Environmental Settlement Agreements” has the meaning set forth in the Term Sheet.
          “Environmental Settlement Documents” has the meaning set forth in the Term Sheet.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
          “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or such Subsidiary and with respect to liabilities arising after such period for which the Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
          “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code.
          “Excess Availability” means on any date of determination, the sum of (a) Available Cash; and (b) the aggregate commitments under the Exit Facility; less (i) any availability blocks and any reserves imposed thereunder by such Exit Facility and (ii) any outstanding loans and letter of credit obligations under the Exit Facility.
          “Extension Event” means the provision by Tronox of a written notice to the Backstop Parties, prior to June 30, 2010, requesting the extension of the Backstop Commitment, provided, however, that (i) the Extension Fee is paid in cash, in immediately available funds, concurrently with the giving of notice, (ii) the Replacement DIP Facility has been extended in accordance with the terms of the Credit Agreement,

(iii) the conditions to the extension of the Replacement DIP Facility set forth in the Credit Agreement are satisfied (without any modification or waiver thereof), and (iv) there is no uncured breach of or default under this Agreement or the Plan Support Agreement.
          “Exxaro Sands” has the meaning set forth in the definition of Tiwest Joint Venture.
          “Fiscal Year” means the fiscal year of the Company and its Subsidiaries, ending on December 31 of each calendar year.
          “Final Date” means September 30, 2010, or such earlier date that the Credit Agreement shall be terminated.
          “GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2 of the Credit Agreement, United States generally accepted accounting principles in effect as of the date of determination thereof.
          “Governmental Authority” means any foreign, federal, state, provincial, local, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
          “Historical Financial Statements” means (i) the audited financial statements of the Company and its Subsidiaries for the Fiscal Year ended December 31, 2007, (ii) the unaudited financial statements of the Company and its Subsidiaries for each of the fiscal quarters ended March 31, June 30 and September 30, 2008, and (iii) the Historical Monthly Statements, and in each case, certified by the chief financial officer, chief executive officer or chief restructuring officer of the Company, that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated.
          “Historical Monthly Statements” means the unaudited financial statements of the Company and its Subsidiaries as of the most recent month ended after the date of the most recent audited financial statements and at least 30 days prior to the closing date of the Replacement DIP Facility, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows, for each month ended after December 31, 2008 and certified by the chief financial officer, chief executive officer or chief restructuring officer of the Company, that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated.
          “Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United

States, multinational or foreign laws or otherwise, including without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, and trade secret licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.
          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
          “Legacy Assets” has the meaning set forth in the Term Sheet.
          “Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or financial condition of (a) the Company and its Subsidiaries, or (b) New Tronox and its Subsidiaries, in each case taken as a whole (other than those events typically resulting from the filing of the Chapter 11 Cases, the announcement of the filing of the Chapter 11 Cases, those events typically resulting from the emergence from the Chapter 11 Cases, or any other events disclosed in the Company’s filings with the SEC prior to or on November 17, 2009); or (ii) the ability of (a) the Company or any of its Subsidiaries or (b) New Tronox and its Subsidiaries, in each case taken as a whole, to fully and timely perform their obligations under this Agreement, the Plan and any other document contemplated hereby or thereby.
          “Material Contract” means any contract or other arrangement to which the Company or any of its Subsidiaries is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
          “Maturity Date” has the meaning set forth in the Credit Agreement, but shall in no event be a date later than June 30, 2010 or, if the Extension Event has occurred, September 30, 2010.
          “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
          “non-governmental CERCLA Claims” means allowed non-governmental breach of contract, indemnification, contribution, reimbursement or cost recovery Claims (including third party Claims for contribution or direct costs under the Comprehensive Environmental Response, Compensation, and Liability Act or state equivalents, whether known or unknown, whether by contract, tort or statute, whether existing or hereinafter arising and including all such Claims relating to the Owned Sites, the Other Sites, the Legacy Assets, the Assets or any product to the extent manufactured by, or any other property that was owned, operated or used for disposal by, the Debtors prior to the Effective Date and not by New Tronox after the Effective Date.

          “Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
          “Other Sites” has the meaning set forth in the Term Sheet.
          “Owned Sites” has the meaning set forth in the Term Sheet.
          “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
          “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
          “Permitted Liens” means:
          (a) Liens in favor of the secured parties under the Credit Agreement;
          (b) Liens for taxes not yet due or, if due, if obligations with respect to such taxes are being contested in good faith by appropriate proceedings and reserves in accordance with GAAP with respect thereto have been provided on the consolidated books of the Company;
          (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
          (d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the secured assets on account thereof;
          (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;
          (f) any interest or title of a lessor or sublessor under any lease of real estate permitted under the Credit Agreement;
          (g) Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Credit Agreement;
          (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
          (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
          (k) non-exclusive outbound licenses of patents, copyrights, trademarks and other Intellectual Property rights granted by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice;
          (l) Liens described in Schedule 3(o)(i);
          (m) Liens consisting of customary rights of set-off for bankers liens on amounts on deposit at banks or other financial institutions, to the extent arising by operation of law or otherwise, incurred in the ordinary course of business;
          (n) judgment Liens in respect of judgments that do not constitute an Event of Default under the Credit Agreement;
          (o) Liens of a collection bank arising in the ordinary course of business under §4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction; and
          (p) Liens otherwise permitted under the Credit Agreement.
          “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
          “Plan Support Documents” means, collectively, the Custodial Trust Agreements, the Custodial Trust Settlement Agreements, the agreement forming the Anadarko Litigation Trust and any other definitive documentation related to the Plan.
          “Post-Petition” means the time period beginning immediately upon the filing of the Chapter 11 Cases.
          “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any of its Subsidiaries in any real property.
          “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
          “Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
          “Tiwest” means Tiwest Pty Ltd, CAN 009343364, a Western Australia company.
          “Tiwest Joint Venture” means the joint venture arrangement governed by (a) that certain Cooljarloo Mining Joint Venture Agreement, dated as of November 3, 1988, by and among Yalgoo Minerals Pty. Ltd. (“Yalgoo”), Tronox Australia and the other parties thereto, as amended by that certain Amending Deed to the Cooljarloo Mining Joint Venture Agreement, dated as of March 26, 1991, by and among Yalgoo, Tronox Australia and the other parties thereto; (b) that certain Processing Joint Venture Agreement, dated as of November 3, 1988, by and among Yalgoo, Tronox Australia and the other parties thereto, as amended by that certain Amending Deed to the Processing Joint Venture Agreement, dated as of March 26, 1991, by and among Yalgoo, Tronox Australia and the other parties thereto as further amended by the Supplemental Deed to

Processing Joint Venture Agreement, dated June 30, 2008, by and among Yalgoo, Tronox Australia, Exxaro Australia Sands Pty Ltd (“Exxaro Sands”) and the other parties; (c) that certain Jurien Exploration Joint Venture Agreement, dated as of March 9, 1989, by and among Exxaro Sands, Tific Pty Ltd (“Tific”), Tronox Australia and the other parties thereto; (d) that certain Co operation Deed, dated as of November 3, 1988, by and among Exxaro Sands, Tronox Australia and the other parties thereto; (e) that certain Operations Management Agreement, dated as of December 16, 1988, by and among Yalgoo, Tronox Australia and the other parties thereto, as amended by that certain Supplemental Deed to the Operations Management Agreement dated as of July 23, 2008 by and among Yalgoo, Tronox Australia and the other parties thereto; (f) that certain Development Agreement, dated March 25, 2008, by and among Tronox LLC, Tronox Australia, Yalgoo, Exxaro Sands and other parties thereto; (g) that certain Mineral Sands (Cooljarloo) Mining and Processing Agreement, dated November 8, 1988 by and among the State of Western Australia Yalgoo Tronox Australia and other parties thereto; (h) those certain other documents, agreements and amendments entered into from time and time in connection with any of the foregoing agreements; pursuant to which agreements the parties operate a chloride process titanium dioxide plant located in Kwinana, Western Australia, a mining venture in Cooljarloo, Western Australia, and a mineral separation plant and a synthetic rutile processing facility in Muchea, Western Australia; (i) those certain other documents relating to or concerning exploration ventures at Jurien, Dongara and elsewhere in Western Australia; (j) those certain other documents relating to or concerning an office building in Bentley, Western Australia for the purpose of providing certain corporate services; (k) that certain Bunbury Port Authority Lease of Port Facilities Bunbury, dated October 1, 2004, by and between Bunbury Port Authority and Tiwest; and (1) that certain Russell Park, Henderson Warehouse Lease, dated November 3,2007, by and between ISPT Pty Ltd and Tiwest.
          “Tiwest Joint Venture Documents” means the documents and agreements referred to in the definition “Tiwest Joint Venture”, together with all documents and agreements entered into from time to time in connection with the Tiwest Joint Venture and either referred to in any of those agreements or otherwise relating or ancillary to the Tiwest Joint Venture.
          “Tiwest Joint Venture Interests” means all of Tronox Australia’s rights, title and interest in, to and under the Tiwest Joint Venture, including the Tiwest Shares.
          “Tiwest Joint Venture Participants” means Yalgoo, Senbar Holdings Pty Limited, a Western Australian corporation, Synthetic Rutile Holdings Pty Limited, Western Australian corporation, Pigment Holdings Pty Limited, a Western Australian corporation and Tific, a Western Australian corporation.
          “Tiwest Shares” means 50 B and 50 D ordinary fully paid shares in the capital of Tiwest, representing fifty percent of all of the ordinary fully paid issued shares in the capital of Tiwest.
          “Tort Claims” has the meaning set forth in the Term Sheet.

          “Tronox Australia” means Tronox Western Australia Pty Ltd (ACN 009 331 195), a Western Australia company.
          “Yalgoo” has the meaning set forth in the definition of Tiwest Joint Venture.

Exhibits A, B and C to the Equity Commitment Agreement are attached to the Motion.
Exhibit D to the Equity Commitment Agreement is omitted.